SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2003

Magna Entertainment Corp. (Exact Name of Registrant as Specified in its Charter)
Delaware (State or other jurisdiction of Incorporation)	000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)
337 Magna Drive, Aurora, Ontario, Canada L4G 7K1 (Address of Principal Executive Offices) (Zip Code)
(905) 726-2462 (Registrant's Telephone Number, Including Area Code)
Not Applicable (Former Name or Former Address, if changed since last report.)

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 24, 2003, Magna Entertainment Corp. (the "Company") completed the previously announced sale of an additional U.S.$50 million aggregate principal amount of 8.55% Convertible Subordinated Notes due June 15, 2010 (the "Notes"). On June 2, 2003, the Company announced the closing of the sale of the initial U.S.$100 million aggregate principal amount of the Notes. Accordingly, the aggregate size of the offering is U.S.$150 million.

The net proceeds to the Company from the sale of the additional Notes, after deducting the initial purchaser's commission and offering expenses, are approximately U.S.$48.5 million. The Company intends to use the net proceeds for general corporate purposes, including capital expenditures.

The full text of the press release issued by the Company is attached as Exhibit 99 to this Current Report on Form 8-K.
ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits
Exhibit 99	Copy of Registrant's press release dated June 24, 2003.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAGNA ENTERTAINMENT CORP. (Registrant)
Date June 24, 2003	By: /s/ Gary M. Cohn Gary M. Cohn, Secretary